Exhibit 99.1

January 24, 2023

Simmons First National Corporation Reports Record Quarterly Earnings of $83.3 million for the Fourth Quarter of 2022 and Earnings Per Diluted Share of $0.65

George A. Makris, Jr., Simmons’ Executive Chairman, commented on financial results

During 2022, we completed a number of strategic initiatives, including the successful merger and integration of Spirit of Texas Bancshares, Inc., and delivered solid financial results while also navigating a challenging interest rate environment. First, and foremost, we were able to meet the needs of our customers and the markets we serve as total loans increased $4.1 billion and total deposits increased $3.2 billion during the year. Solid balance sheet growth helped us achieve the highest level of revenue in Simmons’ history. That growth did not come at the expense of maintaining our conservative underwriting standards as credit quality metrics remain at historically low levels.

Equally important, Simmons continued to maintain a strong capital position with all of our regulatory capital ratios significantly exceeding “well capitalized” levels. As a result, our Board of Directors approved a 5 percent increase in the cash dividend for the first quarter of 2023. This marks the 114th consecutive year that Simmons has paid cash dividends to its shareholders, a record that less than 25 other U.S. publicly traded companies can match.

We have developed an outstanding management team – one that is deep on talent and experience, but also has a long runway ahead of them. Our foundation is strong and our team is prepared to capitalize on the opportunity to grow organically within our footprint and deliver on our “Better Bank” initiative focused on people, processes and systems.

Financial Highlights	4Q22	3Q22	4Q21	Q4/Full Year 2022 Highlights
Financial Results (in millions)

• Q4 22 Diluted EPS of $0.65 and adjusted diluted EPS (1) of $0.64

• ROA of 1.22%, ROE of 10.27% & ROTCE(1) of 19.29% in Q4 22

• Record revenue of $887.4 million in 2022, up 13% versus 2021

• Positive operating leverage driven by 13% increase in pre-provision net revenue(1) in FY22

• Solid balance sheet growth in 2022. Total loans up 3% and total deposits up 2% in Q4 22 vs Q3 22

• Key credit quality metrics remain at historically low levels while adding more than $4.1 billion in loans during 2022, including loans added in connection with the acquisition of Spirit of Texas Bancshares, Inc.

• Maintained a strong capital position as all regulatory capital ratios are significantly above “well capitalized” guidelines

• Announced 5% increase in the cash dividend for Q1 23. This marks the 114th consecutive year paying cash dividends

Revenue	$237.7	$236.6	$199.7
Noninterest expense	142.6	138.9	141.6
Pre-provision net revenue (1)	95.2	97.7	58.4
Provision for credit losses	—	0.1	(1.3)
Net income	83.3	80.6	48.2
Per Share Data
Diluted earnings	$ 0.65	$ 0.63	$ 0.42
Adjusted diluted earnings (1)	0.64	0.64	0.67
Book value	25.73	24.87	28.82
Tangible book value (1)	14.33	13.51	17.71
Balance Sheet (in millions)
Total loans	$16,142	$15,607	$12,013
Total deposits	22,548	22,149	19,367
Total shareholders’ equity	3,269	3,157	3,249
Asset Quality
Net charge-off ratio	0.13%	—%	0.31%
Nonperforming loan ratio	0.37	0.37	0.57
Nonperforming assets to total assets	0.23	0.23	0.31
Allowance for credit losses to total loans	1.22	1.27	1.71
Nonperforming loan coverage ratio	334	342	300
Select Ratios
Return on average assets	1.22%	1.19%	0.77%
Return on average common equity	10.27	9.71	5.87
Return on avg. tangible common equity (1)	19.29	17.99	9.98
Net interest margin (FTE) (2)	3.31	3.34	2.86
Efficiency ratio	58.33	57.22	68.98
Adjusted efficiency ratio (1)	56.97	54.41	59.48
Common equity tier 1 (CET1) ratio	11.90	11.73	13.82
Total risk-based capital ratio	14.22	14.08	16.75

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported record quarterly net income of $83.3 million for the fourth quarter of 2022, compared to $80.6 million in the third quarter of 2022 and $48.2 million in the fourth quarter of 2021. Diluted earnings per share were $0.65 for the fourth quarter of 2022, compared to $0.63 per share in the third quarter of 2022 and $0.42 in the fourth quarter of 2021. Return on average assets was 1.22 percent, return on average common equity was 10.27 percent and return on average tangible common equity was 19.29 percent for the fourth quarter of 2022.

For the full year of 2022, earnings were $256.4 million, compared to $271.1 million earned during 2021. Results in 2021 were positively impacted by the recapture of provision for credit losses, gain on sales of securities and lower merger and integration expenses associated with acquisitions. Return on average assets was 0.97 percent, return on average common equity was 7.87 percent and return on average tangible common equity was 14.33 percent for the full year of 2022.

Adjusted earnings for the fourth quarter of 2022 were $81.1 million, compared to $82.3 million for the third quarter of 2022 and $76.2 million in the fourth quarter of 2021. Adjusted earnings for the full year of 2022 were a record $298.6 million, compared to $295.1 million for the full year of 2021. The table below provides a summary of certain items, consisting primarily of merger related costs, branch right-sizing costs, Day 2 accounting provision in connection with acquisitions and other items, and their corresponding impact on quarterly and annual results.

Total revenue for the fourth quarter of 2022 was $237.7 million, compared to $236.6 million in the third quarter for 2022 and $199.7 million in the fourth quarter of 2021. Pre-provision net revenue totaled $95.2 million, compared to $97.7 million in the third quarter of 2022 and $58.4 million in the fourth quarter of 2021. Total revenue for 2022 was a record $887.4 million and pre-provision net revenue was $320.9 million, up 13 percent compared to $284.3 million recorded in 2021.

Impact of Certain Items on Earnings and Diluted EPS

$ in millions, except per share data	Q4 22	Q3 22	Q4 21	FY 22	FY 21
Net income	$83.3	$80.6	$48.2	$256.4	$271.2

Merger related costs	-	1.4	13.6	22.5	15.9
Day 2 CECL provision	-	-	22.7	33.8	22.7
Branch right sizing costs, net	1.1	1.3	1.6	3.6	(0.9)
Gain on insurance settlement	(4.1)	-	-	(4.1)	-
Loss from early retirement of TruPS	-	0.4	-	0.4	-
Gain on sale of intellectual property	-	(0.8)	-	(0.8)	-
Gain on sale of branches	-	-	-	-	(5.3)
Donation to Simmons First Foundation	-	-	-	1.7	-
Tax effect (3)	0.8	(0.6)	(9.9)	(14.9)	(8.5)
Total impact on earnings	(2.2)	1.7	28.0	42.2	23.9
Adjusted earnings (1)	$81.1	$82.3	$76.2	$298.6	$295.1

Diluted EPS	$0.65	$0.63	$0.42	$2.06	$2.46

Merger related costs	-	0.01	0.12	0.18	0.15
Day 2 CECL provision	-	-	0.20	0.28	0.21
Branch right sizing costs, net	0.01	0.01	0.01	0.03	(0.01)
Gain on insurance settlement	(0.03)	-	-	(0.03)	-
Loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	-	(0.1)	-	(0.1)	-
Gain on sale of branches	-	-	-	-	(0.5)
Donation to Simmons First Foundation	-	-	-	0.01	-
Tax effect (3)	0.01	-	(0.08)	(0.12)	(0.08)
Total impact on earnings	(0.01)	0.01	0.25	0.34	0.22
Adjusted diluted EPS(1)	$0.64	$0.64	$0.67	$2.40	$2.68

Average diluted shares outstanding (in thousands)	127,506	128,336	114,491	124,470	110,198

Net Interest Income

Net interest income for the fourth quarter of 2022 totaled $193.0 million, relatively unchanged from third quarter 2022 levels and up 26 percent compared to the fourth quarter of 2021. Included in net interest income is accretion recognized on assets acquired, which totaled $4.5 million in the fourth quarter of 2022 and $5.8 million in both the third quarter of 2022 and fourth quarter of 2021. Also included is net interest income from Paycheck Protection Program (PPP) loans totaling $0.1 million in the fourth quarter of 2022, $0.2 million in the third quarter of 2022 and $5.1 million in the fourth quarter of 2021. On a linked quarter basis, interest income increased $34.0 million, or 15 percent, while interest expense increased $34.5 million. The increase in interest expense reflected the continued impact of higher interest rates, as well as a strategic decision to extend the duration of certain wholesale deposit maturities to reduce funding cost rate sensitivity.

The yield on loans for the fourth quarter of 2022 was 5.40 percent, compared to 4.86 percent in the third quarter of 2022 and 4.58 percent in the fourth quarter of 2021. The yield on investment securities for the fourth quarter of 2022 was 2.68 percent, compared to 2.29 percent in the third quarter of 2022 and 1.74 percent in the fourth quarter of 2021. Cost of deposits for the fourth quarter of 2022 was 102 basis points, reflecting the higher interest rate environment, an increase in higher-rate time deposits and the strategic decision to extend the duration of certain wholesale deposit maturities that required prefunding cost to carry for a portion of the quarter. The net interest margin on a fully taxable equivalent basis for the fourth quarter of 2022 was 3.31 percent, compared to 3.34 percent for the third quarter of 2022 and 2.86 percent for the fourth quarter of 2021.

	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Loan yield (FTE) (2)	5.40%	4.86%	4.54%	4.34%	4.58%
Investment securities yield (FTE) (2)	2.68	2.29	2.08	1.86	1.74
Cost of interest bearing deposits	1.41	0.65	0.25	0.19	0.23
Cost of deposits	1.02	0.47	0.18	0.14	0.17
Cost of borrowed funds	3.92	2.66	2.13	1.94	1.95
Net interest spread (FTE) (2)	2.87	3.11	3.11	2.66	2.74
Net interest margin (FTE) (2)	3.31	3.34	3.24	2.76	2.86
Net interest margin (FTE) excluding PPP (1) (2)	3.31	3.34	3.21	2.74	2.79

Noninterest Income

Noninterest income for the fourth quarter of 2022 was $44.6 million, compared to $43.0 million in the third quarter of 2022 and $46.6 million in the fourth quarter of 2021. Included in fourth quarter 2022 results is a $4.1 million gain on an insurance settlement related to a weather event that caused severe damage to one of our branch locations. The fourth quarter of 2021 included a $3.1 million gain in connection with a legal settlement. Adjusted noninterest income for the fourth quarter of 2022 was $40.6 million, compared to $42.7 million for the third quarter of 2022 and $46.6 million for the fourth quarter of 2021. The decrease in adjusted noninterest income on both a linked quarter basis and a year-over-year basis was primarily attributable to a decline in mortgage lending income, resulting from reduced activity throughout the housing industry given the dramatic increase in interest rates.

Noninterest Income $ in millions	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Service charges on deposit accounts	$11.9	$12.6	$11.4	$10.7	$11.9
Wealth management fees	8.2	8.6	7.2	8.0	8.0
Debit and credit card fees	7.8	7.7	8.2	7.4	7.5
Mortgage lending income	1.1	2.6	2.2	4.6	5.0
Other service charges and fees	2.0	2.1	1.9	1.6	1.8
Bank owned life insurance	3.0	2.9	2.6	2.7	2.8
Gain (loss) on sale of securities	(0.1)	-	(0.2)	(0.1)	(0.3)
Gain on insurance settlement	4.1	-	-	-	-
Other income	6.6	6.7	6.8	7.3	10.0

Adjusted other income (1)	6.6	6.3	6.9	7.3	10.0

Noninterest Expense

Noninterest expense for the fourth quarter of 2022 was $142.6 million, compared to $138.9 million in the third quarter of 2022 and $141.6 million in the fourth quarter of 2021. Included in noninterest expense are certain items, primarily consisting of merger related and branch right sizing costs, totaling $1.1 million in the fourth quarter of 2022, $2.6 million in the third quarter of 2022 and $15.2 million in the fourth quarter of 2021. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense was $141.4 million in the fourth quarter of 2022, $136.4 million in the third quarter of 2022 and $126.4 million in the fourth quarter of 2021. The increase in adjusted noninterest expense on a linked quarter basis was primarily due to an increase in FDIC deposit assessment, state banking assessment and salaries and employee benefits which reflected certain incentive compensation accrual adjustments recorded in the third quarter of 2022. Expenses in the fourth quarter also included the amortization of certain tax credits, the offset of which is recorded in provision for income taxes. The increase in adjusted noninterest expense compared to the fourth quarter of 2021 primarily reflects the addition of Spirit of Texas Bancshares, Inc. (Spirit).

Noninterest Expense $ in millions	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Salaries and employee benefits	$73.0	$71.9	$74.1	$67.9	$63.8
Occupancy expense, net	11.6	11.7	11.0	10.0	11.0
Furniture and equipment	5.4	5.4	5.1	4.8	4.7
Deposit insurance	3.7	3.3	2.8	1.8	2.1
Other real estate and foreclosure expense	0.4	0.2	0.1	0.3	0.6
Merger related costs	-	1.4	19.1	1.9	13.6
Other operating expenses	48.5	45.1	44.5	41.6	45.7

Adjusted salaries and employee benefits (1)	73.0	71.9	74.1	67.9	63.8
Adjusted other operating expenses (1)	47.5	44.1	42.7	40.9	45.8
Efficiency ratio	58.33%	57.22%	67.77%	66.39%	68.98%
Adjusted efficiency ratio (1)	56.97%	54.41%	56.74%	62.95%	59.48%

Loans and Unfunded Loan Commitments

Total loans at the end of the fourth quarter of 2022 were $16.1 billion, up $535 million, or 3 percent, compared to $15.6 billion at the end of the third quarter of 2022. On a year-over-year basis, total loans were up $4.1 billion, or 34 percent, reflecting widespread loan growth throughout our geographic markets and in each of our core banking units, coupled with the acquisition of Spirit that was completed early in the second quarter of 2022. The increase in total loans more than offset declines in PPP loans, mortgage warehouse lending and planned declines in our energy portfolio. Loan growth in the fourth quarter of 2022 was weighted toward the latter half of the quarter as period-end loans exceeded average total loans of $15.9 billion for the fourth quarter of 2022.

Unfunded commitments at the end of the fourth quarter of 2022 were $5.0 billion, compared to $5.1 billion at the end of the third quarter of 2022 and $2.9 billion at the end of the fourth quarter of 2021. While unfunded commitments are considered a key indicator of future loan growth, softening prospects of economic growth given current market conditions and increased concerns of a potential recession in the U.S. have resulted in lower activity in our commercial loan pipeline. As such, our emphasis remains on maintaining prudent underwriting standards and disciplined pricing strategies. Commercial loans approved and ready to close at the end of the fourth quarter of 2022 totaled $270 million and the rate on ready to close commercial loans was 6.85 percent, up 101 basis points from the rate on ready to close commercial loans at the end of the third quarter of 2022.

$ in millions	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Total loans	$16,142	$15,607	$15,110	$12,029	$12,013

PPP loans	$9	$12	$19	$62	$117
Mortgage warehouse loans	95	129	168	166	230
Energy loans	53	55	55	48	105

Unfunded loan commitments	$5,000	$5,138	$4,473	$3,428	$2,943

Deposits

Total deposits at the end of the fourth quarter of 2022 were $22.5 billion, compared to $22.1 billion at the end of the third quarter of 2022 and $19.4 billion at the end of the fourth quarter of 2021. Noninterest bearing deposits totaled $6.0 billion at the end of the fourth quarter of 2022, compared to $6.2 billion at the end of the third quarter of 2022 and $5.3 billion at the end of the fourth quarter of 2021. Noninterest bearing deposits represent 27 percent of total deposits at the end of the fourth quarter of 2022, compared to 28 percent at the end of the third quarter of 2022 and 27 percent at the end of the fourth quarter of 2021. Interest bearing transaction accounts (checking, savings and money market accounts) totaled $11.8 billion at the end of the fourth quarter of 2022, compared to $12.1 billion at the end of the third quarter of 2022 and $11.6 billion at the end of the fourth quarter of 2021. Time deposits totaled $4.8 billion at the end of the fourth quarter of 2022, compared to $3.8 billion at the end of the third quarter of 2022 and $2.5 billion at the end of the fourth quarter of 2021. The change in mix of deposits on a linked quarter basis was primarily attributable to a strategic decision to extend the duration of certain wholesale deposit maturities to reduce funding cost rate sensitivity. The loan to deposit ratio ended the fourth quarter of 2022 at 72 percent, compared to 70 percent at the end of the third quarter of 2022 and 62 percent at the end of the fourth quarter of 2021.

$ in millions	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Noninterest bearing deposits	$6,017	$6,218	$6,057	$5,224	$5,325
Interest bearing transaction accounts	11,763	12,104	12,816	12,106	11,589
Time deposits	4,768	3,827	3,163	2,062	2,453
Total deposits	$22,548	$22,149	$22,036	$19,392	$19,367

Noninterest bearing deposits to total deposits	27%	28%	27%	27%	27%
Total loans to total deposits	72	70	69	62	62

Asset Quality

During 2022, we experienced continuous improvement in a number of our key credit quality metrics, while also adding more than $4.1 billion in total loans. Total nonperforming loans at the end of the fourth quarter of 2022 were $58.9 million, compared to $57.8 million at the end of the third quarter of 2022 and $68.6 million at the end of the fourth quarter of 2021. Total nonperforming assets as a percentage of total assets were 0.23 percent at the end of the fourth quarter of 2022, compared to 0.23 percent at the end of the third quarter of 2022 and 0.31 percent at the end of the fourth quarter of 2021. Net charge-offs as a percentage of average loans for the fourth quarter of 2022 were 13 basis points, compared to 31 basis points for the fourth quarter of 2021. Loans acquired through acquisitions accounted for 6 of the 13 basis points of net charge-offs recorded in the fourth quarter of 2022. For the full year of 2022, net charge-offs were 9 basis points, compared to 13 basis points in 2021.

During 2022, provision for credit losses totaled $14.1 million, compared to provision recapture of $32.7 million in 2021. The allowance for credit losses on loans at the end of the fourth quarter of 2022 was $197.0 million, compared to $197.6 million at the end of the third quarter of 2022 and $205.3 million at the end of the fourth quarter of 2021. The nonperforming loan coverage ratio ended the quarter at 334 percent, compared to 342 percent at the end of the third quarter of 2022 and 300 percent at the end of the fourth quarter of 2021. The reserve for unfunded commitments totaled $41.9 million at the end of the fourth quarter of 2022, unchanged from third quarter 2022 levels and up from $22.4 million at the end of the fourth quarter of 2021.

$ in millions	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Allowance for credit losses on loans to total loans	1.22%	1.27%	1.41%	1.49%	1.71%
Allowance for credit losses on loans to nonperforming loans	334	342	334	278	300
Nonperforming loans to total loans	0.37	0.37	0.42	0.53	0.57
Net charge-off ratio (annualized)	0.13	-	0.02	0.22	0.31
Net charge-off ratio YTD (annualized)	0.09	0.07	0.11	0.22	0.13

Total nonperforming loans	$58.9	$57.8	$63.6	$64.3	$68.6
Total other nonperforming assets	3.6	4.7	6.4	6.6	7.7
Total nonperforming assets	$62.5	$62.5	$70.0	$70.9	$76.3

Reserve for unfunded commitments	$41.9	$41.9	$25.9	$22.4	$22.4

Capital

Total common stockholders’ equity at the end of the fourth quarter of 2022 was $3.3 billion, compared to $3.2 billion at the end of both the third quarter of 2022 and the fourth quarter of 2021. The increase in common stockholders’ equity on a linked quarter basis reflected an increase in retained earnings and a decrease in the unrealized losses associated with investment securities classified as available-for-sale. Book value per share at the end of the fourth quarter of 2022 was $25.73, compared to $24.87 at the end of the third quarter of 2022 and $28.82 at the end of the fourth quarter of 2021. Tangible book value per share was $14.33 at the end of the fourth quarter of 2022, compared to $13.51 at the end of the third quarter of 2022 and $17.71 at the end of the fourth quarter of 2021. Stockholders’ equity to total assets at December 31, 2022, was 11.9 percent, compared to 11.7 percent at September 30, 2022 and 13.1 percent at December 31, 2021. Tangible common equity to tangible assets was 7.0 percent at December 31, 2022, compared to 6.7 percent at September 30, 2022 and 8.5 percent at December 31, 2021. All of Simmons’ regulatory capital ratios continue to significantly exceed “well-capitalized” guidelines.

	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Stockholders’ equity to total assets	11.9%	11.7%	12.0%	12.1%	13.1%
Tangible common equity to tangible assets (1)	7.0	6.7	7.0	7.4	8.5
Common equity tier 1 (CET1) ratio	11.9	11.7	12.1	13.5	13.8
Tier 1 leverage ratio	9.3	9.2	9.2	9.0	9.1
Tier 1 risk-based capital ratio	11.9	11.7	12.1	13.5	13.8
Total risk-based capital ratio	14.2	14.1	14.8	16.4	16.8

Share Repurchase Program and Cash Dividend

Simmons has a strong track record of returning capital to its shareholders through a strategic combination of cash dividends and share repurchases. During 2022, Simmons returned $205.1 million of capital to shareholders, including $94.1 million through the payment of cash dividends and $111.0 million through share repurchases. As a result of Simmons’ solid capital position and its ability to organically generate capital, the board of directors declared a cash dividend on Simmons’ Class A common stock for the first quarter of 2023 of $0.20 per share, which represents a 5 percent increase from the cash dividend paid for the same time period last year. The cash dividend is payable on April 3, 2023, to shareholders of record as of March 15, 2023. The indicated annualized cash dividend rate of $0.80 for 2023 represents a ten-year compound annual growth rate of 7 percent and represents the 114th consecutive year that Simmons has paid cash dividends. According to research by Dividend Power, Simmons is one of only 24 U.S. publicly traded companies that have paid dividends for 100+ uninterrupted years. This marks the 12th consecutive year that Simmons has increased its dividend, earning it Dividend Power’s designation as a “Dividend Contender,” a title exclusively for companies that have increased their dividend for 10 to 24 consecutive years. As of December 16, 2022, Dividend Power research noted that Simmons is one of only 347 companies out of nearly 6,000 companies listed on the New York Stock Exchange (NYSE) and NASDAQ in 2022 to achieve this distinction.

During the fourth quarter of 2022, Simmons did not repurchase shares under its 2022 stock repurchase program (2022 Program). Remaining authorization under the 2022 Program as of December 31, 2022, was approximately $80 million. Market conditions and our capital needs will drive the decision regarding future stock repurchases; the timing, pricing and amount of any repurchases under the 2022 Program will be determined by Simmons’ management at its discretion; and the 2022 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

__________________________________________________________________________

(1) Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below

(2) FTE – fully taxable equivalent using an effective tax rate of 26.135%

(3) Effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Tuesday, January 24, 2023. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10174103. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 114 consecutive years. Its principal subsidiary, Simmons Bank, operates 230 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2022, Simmons Bank was named to Forbes’ list of “America’s Best Banks” for the second consecutive year and was named to Forbes’ list of “World’s Best Banks” for the third consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to merger activity (primarily including merger-related expenses and Day 2 CECL provisions), gains and/or losses on sale of branches, net branch right-sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans, deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects, the effects of the PPP, and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates and related governmental policies, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons’ common stock specifically, and information technology affecting the financial industry; the effect of steps the Company takes and has taken in response to the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with those transactions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2021, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov. In addition, there can be no guarantee that the board of directors of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) may differ significantly from past dividends.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com

205.612.3378 (cell)

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$200,616	$175,547	$193,473	$195,510	$209,190
Interest bearing balances due from banks and federal funds sold	481,506	503,863	771,374	1,491,507	1,441,463
Cash and cash equivalents	682,122	679,410	964,847	1,687,017	1,650,653
Interest bearing balances due from banks - time	795	1,290	1,535	1,857	1,882
Investment securities - held-to-maturity	3,759,706	3,787,076	3,819,682	1,556,825	1,529,221
Investment securities - available-for-sale	3,852,854	3,937,543	4,341,647	6,640,069	7,113,545
Mortgage loans held for sale	3,486	12,759	14,437	18,206	36,356
Other loans held for sale	-	2,292	16,375	-	100
Loans:
Loans	16,142,124	15,607,135	15,110,344	12,028,593	12,012,503
Allowance for credit losses on loans	(196,955)	(197,589)	(212,611)	(178,924)	(205,332)
Net loans	15,945,169	15,409,546	14,897,733	11,849,669	11,807,171
Premises and equipment	548,741	549,932	553,062	486,531	483,469
Foreclosed assets and other real estate owned	2,887	3,612	4,084	5,118	6,032
Interest receivable	102,892	86,637	82,332	69,357	72,990
Bank owned life insurance	491,340	488,364	486,355	448,011	445,305
Goodwill	1,319,598	1,309,000	1,310,528	1,147,007	1,146,007
Other intangible assets	128,951	133,059	137,285	102,748	106,235
Other assets	622,520	675,554	588,707	469,853	325,793
Total assets	$27,461,061	$27,076,074	$27,218,609	$24,482,268	$24,724,759

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest bearing transaction accounts	$6,016,651	$6,218,283	$6,057,186	$5,223,862	$5,325,318
Interest bearing transaction accounts and savings deposits	11,762,885	12,103,994	12,816,198	12,105,948	11,588,770
Time deposits	4,768,558	3,826,415	3,162,479	2,062,612	2,452,460
Total deposits	22,548,094	22,148,692	22,035,863	19,392,422	19,366,548
Federal funds purchased and securities sold
under agreements to repurchase	160,403	168,513	155,101	196,828	185,403
Other borrowings	859,296	964,772	1,060,244	1,337,243	1,337,973
Subordinated notes and debentures	365,989	365,951	421,693	384,242	384,131
Accrued interest and other liabilities	257,917	270,995	285,813	209,926	201,863
Total liabilities	24,191,699	23,918,923	23,958,714	21,520,661	21,475,918

Stockholders' equity:
Preferred stock	-	-	-	-	-
Common stock	1,270	1,269	1,288	1,125	1,127
Surplus	2,530,066	2,527,153	2,569,060	2,150,453	2,164,989
Undivided profits	1,255,586	1,196,459	1,139,975	1,136,990	1,093,270
Accumulated other comprehensive (loss) income:
Unrealized (depreciation) appreciation on AFS securities	(517,560)	(567,730)	(450,428)	(326,961)	(10,545)
Total stockholders' equity	3,269,362	3,157,151	3,259,895	2,961,607	3,248,841
Total liabilities and stockholders' equity	$27,461,061	$27,076,074	$27,218,609	$24,482,268	$24,724,759

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$216,091	$187,347	$163,578	$127,176	$137,564
Interest bearing balances due from banks and federal funds sold	2,593	1,141	1,117	649	583
Investment securities	45,689	40,954	37,848	33,712	32,275
Mortgage loans held for sale	152	178	200	190	310
Other loans held for sale	59	998	2,063	-	-
TOTAL INTEREST INCOME	264,584	230,618	204,806	161,727	170,732
INTEREST EXPENSE
Time deposits	22,434	8,204	2,875	2,503	3,705
Other deposits	34,615	17,225	6,879	4,314	4,390
Federal funds purchased and securities
sold under agreements to repurchase	449	305	119	68	72
Other borrowings	9,263	6,048	4,844	4,779	4,903
Subordinated notes and debentures	4,797	5,251	4,990	4,457	4,581
TOTAL INTEREST EXPENSE	71,558	37,033	19,707	16,121	17,651
NET INTEREST INCOME	193,026	193,585	185,099	145,606	153,081
Provision for credit losses	26	103	33,859	(19,914)	(1,308)
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	193,000	193,482	151,240	165,520	154,389
NONINTEREST INCOME
Service charges on deposit accounts	11,892	12,560	11,379	10,696	11,909
Debit and credit card fees	7,845	7,685	8,224	7,449	7,460
Wealth management fees	8,151	8,562	7,214	7,968	8,042
Mortgage lending income	1,139	2,593	2,240	4,550	5,043
Bank owned life insurance income	2,975	2,902	2,563	2,706	2,768
Other service charges and fees (includes insurance income)	2,023	2,085	1,871	1,637	1,762
Gain (loss) on sale of securities	(52)	(22)	(150)	(54)	(348)
Gain on insurance settlement	4,074	-	-	-	-
Other income	6,600	6,658	6,837	7,266	9,965
TOTAL NONINTEREST INCOME	44,647	43,023	40,178	42,218	46,601
NONINTEREST EXPENSE
Salaries and employee benefits	73,018	71,923	74,135	67,906	63,832
Occupancy expense, net	11,620	11,674	11,004	10,023	11,033
Furniture and equipment expense	5,392	5,394	5,104	4,775	4,721
Other real estate and foreclosure expense	350	168	142	343	576
Deposit insurance	3,680	3,278	2,812	1,838	2,108
Merger-related costs	35	1,422	19,133	1,886	13,591
Other operating expenses	48,480	45,084	44,483	41,646	45,736
TOTAL NONINTEREST EXPENSE	142,575	138,943	156,813	128,417	141,597
NET INCOME BEFORE INCOME TAXES	95,072	97,562	34,605	79,321	59,393
Provision for income taxes	11,812	16,959	7,151	14,226	11,155
NET INCOME	83,260	80,603	27,454	65,095	48,238
Preferred stock dividends	-	-	-	-	8
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$83,260	$80,603	$27,454	$65,095	$48,230
BASIC EARNINGS PER SHARE	$0.66	$0.63	$0.21	$0.58	$0.42
DILUTED EARNINGS PER SHARE	$0.65	$0.63	$0.21	$0.58	$0.42

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands)
Tier 1 capital
Stockholders' equity	$3,269,362	$3,157,151	$3,259,895	$2,961,607	$3,248,841
CECL transition provision (1)	92,619	92,619	92,619	92,619	114,458
Disallowed intangible assets, net of deferred tax	(1,412,667)	(1,416,453)	(1,423,323)	(1,224,691)	(1,226,686)
Unrealized loss (gain) on AFS securities	517,560	567,730	450,428	326,961	10,545
Total Tier 1 capital	2,466,874	2,401,047	2,379,619	2,156,496	2,147,158

Tier 2 capital
Subordinated notes and debentures	365,989	365,951	421,693	384,242	384,131
Qualifying allowance for loan losses and
reserve for unfunded commitments	115,627	116,257	114,733	78,057	71,853
Total Tier 2 capital	481,616	482,208	536,426	462,299	455,984
Total risk-based capital	$2,948,490	$2,883,255	$2,916,045	$2,618,795	$2,603,142

Risk weighted assets	$20,738,727	$20,470,918	$19,669,149	$15,953,622	$15,538,967

Adjusted average assets for leverage ratio	$26,407,061	$25,986,938	$25,807,113	$23,966,206	$23,647,901

Ratios at end of quarter
Equity to assets	11.91%	11.66%	11.98%	12.10%	13.14%
Tangible common equity to tangible assets (2)	7.00%	6.69%	7.03%	7.37%	8.51%
Common equity Tier 1 ratio (CET1)	11.90%	11.73%	12.10%	13.52%	13.82%
Tier 1 leverage ratio	9.34%	9.24%	9.22%	9.00%	9.08%
Tier 1 risk-based capital ratio	11.90%	11.73%	12.10%	13.52%	13.82%
Total risk-based capital ratio	14.22%	14.08%	14.83%	16.42%	16.75%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$448,012	$447,400	$446,789	$232,670	$232,609
Mortgage-backed securities	1,190,781	1,214,882	1,244,713	112,496	70,342
State and political subdivisions	1,860,992	1,865,203	1,868,924	1,194,459	1,209,051
Other securities	259,921	259,591	259,256	17,200	17,219
Total held-to-maturity (net of credit losses)	3,759,706	3,787,076	3,819,682	1,556,825	1,529,221
Available-for-Sale
U.S. Treasury	$2,197	$2,191	$1,441	$-	$300
U.S. Government agencies	184,279	188,060	198,333	333,231	364,641
Mortgage-backed securities	2,542,902	2,670,348	2,963,934	4,166,108	4,448,616
State and political subdivisions	871,074	822,509	915,255	1,653,694	1,819,658
Other securities	252,402	254,435	262,684	487,036	480,330
Total available-for-sale (net of credit losses)	3,852,854	3,937,543	4,341,647	6,640,069	7,113,545
Total investment securities (net of credit losses)	$7,612,560	$7,724,619	$8,161,329	$8,196,894	$8,642,766
Fair value - HTM investment securities	$3,063,233	$2,984,040	$3,278,962	$1,307,058	$1,517,378

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$196,928	$192,559	$189,684	$184,372	$187,052
Other consumer	152,882	180,604	204,692	180,602	168,318
Total consumer	349,810	373,163	394,376	364,974	355,370
Real Estate:
Construction	2,566,649	2,372,294	2,082,688	1,423,445	1,326,371
Single-family residential	2,546,115	2,467,008	2,357,942	2,042,978	2,101,975
Other commercial real estate	7,468,498	7,249,891	7,082,055	5,762,567	5,738,904
Total real estate	12,581,262	12,089,193	11,522,685	9,228,990	9,167,250
Commercial:
Commercial	2,632,290	2,525,218	2,612,256	2,016,405	1,992,043
Agricultural	205,623	263,539	218,743	150,465	168,717
Total commercial	2,837,913	2,788,757	2,830,999	2,166,870	2,160,760
Other	373,139	356,022	362,284	267,759	329,123
Total loans	$16,142,124	$15,607,135	$15,110,344	$12,028,593	$12,012,503

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$197,589	$212,611	$178,924	$205,332	$202,508

Day 1 PCD allowance from acquisitions:
Landmark (10/08/2021)	-	-	-	-	2,359
Triumph (10/08/2021)	-	-	-	-	11,092
Spirit of Texas (04/08/2022)	4,523	1,057	4,043	-	-
Total Day 1 PCD allowance	4,523	1,057	4,043	-	13,451

Loans charged off:
Credit cards	1,035	903	1,004	920	865
Other consumer	439	505	518	414	477
Real estate	3,392	130	115	485	2,624
Commercial	5,389	1,874	688	6,319	8,513
Total loans charged off	10,255	3,412	2,325	8,138	12,479

Recoveries of loans previously charged off:
Credit cards	251	250	249	274	247
Other consumer	230	278	302	387	267
Real estate	4,117	1,982	391	426	916
Commercial	475	720	621	557	1,730
Total recoveries	5,073	3,230	1,563	1,644	3,160
Net loans charged off	5,182	182	762	6,494	9,319
Provision for credit losses on loans	25	(15,897)	30,406	(19,914)	(1,308)
Balance, end of quarter	$196,955	$197,589	$212,611	$178,924	$205,332

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$58,434	$57,534	$62,670	$64,096	$68,204
Loans past due 90 days or more	507	242	904	240	349
Total nonperforming loans	58,941	57,776	63,574	64,336	68,553
Other nonperforming assets:
Foreclosed assets and other real estate owned	2,887	3,612	4,084	5,118	6,032
Other nonperforming assets	644	1,146	2,314	1,479	1,667
Total other nonperforming assets	3,531	4,758	6,398	6,597	7,699
Total nonperforming assets	$62,472	$62,534	$69,972	$70,933	$76,252
Performing TDRs (troubled debt restructurings)	$1,849	$1,869	$2,655	$3,424	$4,289

Ratios
Allowance for credit losses on loans to total loans	1.22%	1.27%	1.41%	1.49%	1.71%
Allowance for credit losses to nonperforming loans	334%	342%	334%	278%	300%
Nonperforming loans to total loans	0.37%	0.37%	0.42%	0.53%	0.57%
Nonperforming assets (including performing TDRs)
to total assets	0.23%	0.24%	0.27%	0.30%	0.33%
Nonperforming assets to total assets	0.23%	0.23%	0.26%	0.29%	0.31%
Annualized net charge offs to average loans (QTD)	0.13%	0.00%	0.02%	0.22%	0.31%
Annualized net charge offs to average loans (YTD)	0.09%	0.07%	0.11%	0.22%	0.13%
Annualized net credit card charge offs to
average credit card loans	1.52%	1.30%	1.55%	1.39%	1.29%

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Dec 2022			Three Months Ended Sep 2022			Three Months Ended Dec 2021
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$361,856	$2,593	2.84%	$327,841	$1,141	1.38%	$1,484,752	$583	0.16%
Investment securities - taxable	5,085,960	29,645	2.31%	5,408,189	24,848	1.82%	5,790,429	17,186	1.18%
Investment securities - non-taxable (FTE)	2,582,050	22,123	3.40%	2,665,515	21,805	3.25%	2,787,301	20,470	2.91%
Mortgage loans held for sale	8,601	152	7.01%	13,280	178	5.32%	42,866	310	2.87%
Other loans held for sale	1,704	59	13.74%	9,439	998	41.95%	-	-	0.00%
Loans - including fees (FTE)	15,929,957	216,782	5.40%	15,320,833	187,851	4.86%	11,924,444	137,762	4.58%
Total interest earning assets (FTE)	23,970,128	271,354	4.49%	23,745,097	236,821	3.96%	22,029,792	176,311	3.18%
Non-earning assets	3,210,447			3,123,634			2,668,230
Total assets	$27,180,575			$26,868,731			$24,698,022

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$11,859,322	$34,615	1.16%	$12,264,655	$17,225	0.56%	$11,413,325	$4,390	0.15%
Time deposits	4,212,271	22,434	2.11%	3,314,948	8,204	0.98%	2,607,011	3,705	0.56%
Total interest bearing deposits	16,071,593	57,049	1.41%	15,579,603	25,429	0.65%	14,020,336	8,095	0.23%
Federal funds purchased and securities
sold under agreement to repurchase	178,948	449	1.00%	196,047	305	0.62%	223,008	72	0.13%
Other borrowings	923,189	9,263	3.98%	1,123,797	6,048	2.14%	1,340,825	4,903	1.45%
Subordinated notes and debentures	365,971	4,797	5.20%	411,018	5,251	5.07%	383,489	4,581	4.74%
Total interest bearing liabilities	17,539,701	71,558	1.62%	17,310,465	37,033	0.85%	15,967,658	17,651	0.44%
Noninterest bearing liabilities:
Noninterest bearing deposits	6,161,732			6,022,899			5,288,933
Other liabilities	264,230			243,296			179,362
Total liabilities	23,965,663			23,576,660			21,435,953
Stockholders' equity	3,214,912			3,292,071			3,262,069
Total liabilities and stockholders' equity	$27,180,575			$26,868,731			$24,698,022
Net interest income (FTE)		$199,796			$199,788			$158,660
Net interest spread (FTE)			2.87%			3.11%			2.74%
Net interest margin (FTE)			3.31%			3.34%			2.86%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$83,260	$80,603	$27,454	$65,095	$48,230
Diluted earnings per share	0.65	0.63	0.21	0.58	0.42
Return on average assets	1.22%	1.19%	0.41%	1.06%	0.77%
Return on average common equity	10.27%	9.71%	3.28%	8.33%	5.87%
Return on tangible common equity (non-GAAP) (1)	19.29%	17.99%	6.28%	14.31%	9.98%
Net interest margin (FTE)	3.31%	3.34%	3.24%	2.76%	2.86%
Efficiency ratio (2)	58.33%	57.22%	67.77%	66.39%	68.98%
FTE adjustment	6,770	6,203	6,096	5,602	5,579
Average diluted shares outstanding	127,505,996	128,336,422	128,720,078	113,026,911	114,491,119
Shares repurchased under plan	-	1,883,713	2,035,324	513,725	2,625,348
Average price of shares repurchased	-	23.91	24.59	31.25	29.69
Cash dividends declared per common share	0.190	0.190	0.190	0.190	0.180
Accretable yield on acquired loans	4,473	5,834	9,898	3,703	5,758
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$81,093	$82,281	$68,102	$67,159	$76,244
Adjusted diluted earnings per share	0.64	0.64	0.53	0.59	0.67
Adjusted return on average assets	1.18%	1.21%	1.02%	1.10%	1.22%
Adjusted return on average common equity	10.01%	9.92%	8.13%	8.59%	9.27%
Adjusted return on tangible common equity	18.81%	18.35%	14.65%	14.74%	15.49%
Adjusted efficiency ratio (2)	56.97%	54.41%	56.74%	62.95%	59.48%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$256,412	$173,152	$92,549	$65,095	$271,109
Diluted earnings per share	2.06	1.40	0.77	0.58	2.46
Return on average assets	0.97%	0.88%	0.72%	1.06%	1.15%
Return on average common equity	7.87%	7.07%	5.71%	8.33%	8.83%
Return on tangible common equity (non-GAAP) (1)	14.33%	12.77%	10.24%	14.31%	14.99%
Net interest margin (FTE)	3.17%	3.12%	3.01%	2.76%	2.89%
Efficiency ratio (2)	62.14%	63.54%	67.14%	66.39%	60.25%
FTE adjustment	24,671	17,901	11,698	5,602	19,231
Average diluted shares outstanding	124,470,184	123,387,503	120,826,798	113,026,911	110,198,094
Cash dividends declared per common share	0.760	0.570	0.380	0.190	0.720
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$298,635	$217,542	$135,261	$67,159	$295,024
Adjusted diluted earnings per share	2.40	1.76	1.12	0.59	2.68
Adjusted return on average assets	1.13%	1.11%	1.06%	1.10%	1.26%
Adjusted return on average common equity	9.16%	8.88%	8.35%	8.59%	9.61%
Adjusted return on tangible common equity	16.59%	15.89%	14.70%	14.74%	16.27%
Adjusted efficiency ratio (2)	57.50%	57.69%	59.56%	62.95%	57.92%
END OF PERIOD
Book value per share	$25.73	$24.87	$25.31	$26.32	$28.82
Tangible book value per share	14.33	13.51	14.07	15.22	17.71
Shares outstanding	127,046,654	126,943,467	128,787,764	112,505,555	112,715,444
Full-time equivalent employees	3,236	3,206	3,233	2,893	2,877
Total number of financial centers	230	230	233	197	199

(1) Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
(in thousands, except per share data)
QUARTER-TO-DATE
Net income available to common stockholders	$83,260	$80,603	$27,454	$65,095	$48,230
Certain items:
(Gain) loss from early retirement of TruPS	-	365	-	-	-
Gain on sale of intellectual property	-	(750)	-	-	-
Gain on insurance settlement	(4,074)	-	-	-	-
Donation to Simmons First Foundation	-	-	1,738	-	-
Merger related costs	35	1,422	19,133	1,886	13,591
Branch right sizing (net)	1,104	1,235	380	909	1,648
Day 2 CECL provision	-	-	33,779	-	22,688
Tax effect (1)	768	(594)	(14,382)	(731)	(9,913)
Certain items, net of tax	(2,167)	1,678	40,648	2,064	28,014
Adjusted earnings (non-GAAP)	$81,093	$82,281	$68,102	$67,159	$76,244

Diluted earnings per share	$0.65	$0.63	$0.21	$0.58	$0.42
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	-	(0.01)	-	-	-
Gain on insurance settlement	(0.03)
Donation to Simmons First Foundation	-	-	0.01	-	-
Merger related costs	-	0.01	0.15	0.01	0.12
Branch right sizing (net)	0.01	0.01	-	0.01	0.01
Day 2 CECL provision	-	-	0.27		0.20
Tax effect (1)	0.01	-	(0.11)	(0.01)	(0.08)
Certain items, net of tax	(0.01)	0.01	0.32	0.01	0.25
Adjusted diluted earnings per share (non-GAAP)	$0.64	$0.64	$0.53	$0.59	$0.67

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$44,647	$43,023	$40,178	$42,218	$46,601
Certain noninterest income items (1)
Gain on insurance settlement	(4,074)	-	-	-	-
(Gain) loss from early retirement of TruPS	-	365	-	-	-
Gain on sale of intellectual property	-	(750)	-	-	-
Gain on sale of branches	-	-	-	-	-
Branch right sizing income	-	65	88	-	(2)
Adjusted noninterest income (non-GAAP)	$40,573	$42,703	$40,266	$42,218	$46,599

Other income	$6,600	$6,658	$6,837	$7,266	$9,965
Certain other income items (1)
(Gain) loss from early retirement of TruPS	-	365	-	-	-
Gain on sale of intellectual property	-	(750)	-	-	-
Gain on sale of branches	-	-	-	-	-
Branch right sizing income	-	65	88	-	(2)
Adjusted other income (non-GAAP)	$6,600	$6,338	$6,925	$7,266	$9,963

Noninterest expense	$142,575	$138,943	$156,813	$128,417	$141,597
Certain noninterest expense items (1)
Merger related costs	(35)	(1,422)	(19,133)	(1,886)	(13,591)
Donation to Simmons First Foundation	-	-	(1,738)	-	-
Branch right sizing expense	(1,104)	(1,170)	(292)	(909)	(1,650)
Adjusted noninterest expense (non-GAAP)	$141,436	$136,351	$135,650	$125,622	$126,356

Salaries and employee benefits	$73,018	$71,923	$74,135	$67,906	$63,832
Certain salaries and employee benefits items (1)
Early retirement program	-	-	-	-	-
Change-in-control payments	-	-	-	-	-
Adjusted salaries and employee benefits (non-GAAP)	$73,018	$71,923	$74,135	$67,906	$63,832

Other operating expenses	$48,480	$45,084	$44,483	$41,646	$45,736
Certain other operating expenses items (1)
Donation to Simmons First Foundation	-	-	(1,738)	-	-
Branch right sizing expense	(953)	(973)	(7)	(717)	96
Adjusted other operating expenses (non-GAAP)	$47,527	$44,111	$42,738	$40,929	$45,832

(1) Certain items include gain from early retirement of trust preferred securities, gain on sale of intellectual property, gain on sale of branches, gain on insurance settlement, merger related costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
(in thousands, except per share data)
YEAR-TO-DATE
Net income available to common stockholders	$256,412	$173,152	$92,549	$65,095	$271,109
Certain items:
Gain on sale of branches	-	-	-	-	(5,316)
(Gain) loss from early retirement of TruPS	365	365	-	-	-
Gain on sale of intellectual property	(750)	(750)	-	-	-
Gain on insurance settlement	(4,074)	-	-	-	-
Donation to Simmons First Foundation	1,738	1,738	1,738	-	-
Merger related costs	22,476	22,441	21,019	1,886	15,911
Branch right sizing (net)	3,628	2,524	1,289	909	(906)
Day 2 CECL provision	33,779	33,779	33,779	-	22,688
Tax effect (1)	(14,939)	(15,707)	(15,113)	(731)	(8,462)
Certain items, net of tax	42,223	44,390	42,712	2,064	23,915
Adjusted earnings (non-GAAP)	$298,635	$217,542	$135,261	$67,159	$295,024

Diluted earnings per share	$2.06	$1.40	$0.77	$0.58	$2.46
Certain items:
Gain on sale of branches	-	-	-	-	(0.05)
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	(0.01)	(0.01)	-	-	-
Gain on insurance settlement	(0.03)	-	-	-	-
Donation to Simmons First Foundation	0.01	0.01	0.01	-	-
Merger related costs	0.18	0.18	0.17	0.01	0.15
Branch right sizing (net)	0.03	0.02	0.01	0.01	(0.01)
Day 2 CECL provision	0.28	0.28	0.28		0.21
Tax effect (1)	(0.12)	(0.12)	(0.12)	(0.01)	(0.08)
Certain items, net of tax	0.34	0.36	0.35	0.01	0.22
Adjusted diluted earnings per share (non-GAAP)	$2.40	$1.76	$1.12	$0.59	$2.68

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$170,066	$125,419	$82,396	$42,218	$191,815
Certain noninterest income items (1)
Gain on insurance settlement	(4,074)	-	-	-	-
(Gain) loss from early retirement of TruPS	365	365	-	-	-
Gain on sale of intellectual property	(750)	(750)	-	-	-
Gain on sale of branches	-	-	-	-	(5,316)
Branch right sizing income	153	153	88	-	(369)
Adjusted noninterest income (non-GAAP)	$165,760	$125,187	$82,484	$42,218	$186,130

Other income	$27,361	$20,761	$14,103	$7,266	$35,273
Certain other income items (1)
(Gain) loss from early retirement of TruPS	365	365	-	-	-
Gain on sale of intellectual property	(750)	(750)	-	-	-
Gain on sale of branches	-	-	-	-	(5,316)
Branch right sizing income	153	153	88	-	(369)
Adjusted other income (non-GAAP)	$27,129	$20,529	$14,191	$7,266	$29,588

Noninterest expense	$566,748	$424,173	$285,230	$128,417	$483,589
Certain noninterest expense items (1)
Merger related costs	(22,476)	(22,441)	(21,019)	(1,886)	(15,911)
Donation to Simmons First Foundation	(1,738)	(1,738)	(1,738)	-	-
Branch right sizing expense	(3,475)	(2,371)	(1,201)	(909)	537
Adjusted noninterest expense (non-GAAP)	$539,059	$397,623	$261,272	$125,622	$468,215

Salaries and employee benefits	$286,982	$213,964	$142,041	$67,906	$246,335
Certain salaries and employee benefits items (1)
Early retirement program	-	-	-	-	-
Change-in-control payments	-	-	-	-	-
Adjusted salaries and employee benefits (non-GAAP)	$286,982	$213,964	$142,041	$67,906	$246,269

Other operating expenses	$179,693	$131,213	$86,129	$41,646	$153,562
Certain other operating expenses items (1)
Donation to Simmons First Foundation	(1,738)	(1,738)	(1,738)	-	-
Branch right sizing expense	(2,650)	(1,697)	(724)	(717)	3,558
Adjusted other operating expenses (non-GAAP)	$175,305	$127,778	$83,667	$40,929	$157,120

(1) Certain items include gain from early retirement of trust preferred securities, gain on sale of intellectual property, gain on sale of branches, gain on insurance settlement, merger related costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$3,269,362	$3,157,151	$3,259,895	$2,961,607	$3,248,841
Intangible assets:
Goodwill	(1,319,598)	(1,309,000)	(1,310,528)	(1,147,007)	(1,146,007)
Other intangible assets	(128,951)	(133,059)	(137,285)	(102,748)	(106,235)
Total intangibles	(1,448,549)	(1,442,059)	(1,447,813)	(1,249,755)	(1,252,242)
Tangible common stockholders' equity	$1,820,813	$1,715,092	$1,812,082	$1,711,852	$1,996,599

Total assets	$27,461,061	$27,076,074	$27,218,609	$24,482,268	$24,724,759
Intangible assets:
Goodwill	(1,319,598)	(1,309,000)	(1,310,528)	(1,147,007)	(1,146,007)
Other intangible assets	(128,951)	(133,059)	(137,285)	(102,748)	(106,235)
Total intangibles	(1,448,549)	(1,442,059)	(1,447,813)	(1,249,755)	(1,252,242)
Tangible assets	$26,012,512	$25,634,015	$25,770,796	$23,232,513	$23,472,517

Ratio of common equity to assets	11.91%	11.66%	11.98%	12.10%	13.14%
Ratio of tangible common equity to tangible assets	7.00%	6.69%	7.03%	7.37%	8.51%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$3,269,362	$3,157,151	$3,259,895	$2,961,607	$3,248,841
Intangible assets:
Goodwill	(1,319,598)	(1,309,000)	(1,310,528)	(1,147,007)	(1,146,007)
Other intangible assets	(128,951)	(133,059)	(137,285)	(102,748)	(106,235)
Total intangibles	(1,448,549)	(1,442,059)	(1,447,813)	(1,249,755)	(1,252,242)
Tangible common stockholders' equity	$1,820,813	$1,715,092	$1,812,082	$1,711,852	$1,996,599
Shares of common stock outstanding	127,046,654	126,943,467	128,787,764	112,505,555	112,715,444
Book value per common share	$25.73	$24.87	$25.31	$26.32	$28.82
Tangible book value per common share	$14.33	$13.51	$14.07	$15.22	$17.71

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income available to common stockholders	$83,260	$80,603	$27,454	$65,095	$48,230
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	365	-	-	-
Gain on sale of intellectual property	-	(750)	-	-	-
Gain on insurance settlement	(4,074)	-	-	-	-
Donation to Simmons First Foundation	-	-	1,738	-	-
Merger related costs	35	1,422	19,133	1,886	13,591
Branch right sizing (net)	1,104	1,235	380	909	1,648
Day 2 CECL provision	-	-	33,779	-	22,688
Tax effect of certain items (2)	768	(594)	(14,382)	(731)	(9,913)
Adjusted earnings (non-GAAP)	$81,093	$82,281	$68,102	$67,159	$76,244

Average total assets	$27,180,575	$26,868,731	$26,769,032	$24,826,199	$24,698,022

Return on average assets	1.22%	1.19%	0.41%	1.06%	0.77%
Adjusted return on average assets (non-GAAP)	1.18%	1.21%	1.02%	1.10%	1.22%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$83,260	$80,603	$27,454	$65,095	$48,230
Amortization of intangibles, net of taxes	3,035	3,121	3,025	2,575	2,575
Total income available to common stockholders	$86,295	$83,724	$30,479	$67,670	$50,805
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	365	-	-	-
Gain on sale of intellectual property	-	(750)	-	-	-
Gain on insurance settlement	(4,074)	-	-	-	-
Donation to Simmons First Foundation	-	-	1,738	-	-
Merger related costs	35	1,422	19,133	1,886	13,591
Branch right sizing (net)	1,104	1,235	380	909	1,648
Day 2 CECL provision	-	-	33,779	-	22,688
Tax effect of certain items (2)	768	(594)	(14,382)	(731)	(9,913)
Adjusted earnings (non-GAAP)	81,093	82,281	68,102	67,159	76,244
Amortization of intangibles, net of taxes	3,035	3,121	3,025	2,575	2,575
Total adjusted earnings available to common stockholders (non-GAAP)	$84,128	$85,402	$71,127	$69,734	$78,819

Average common stockholders' equity	$3,214,912	$3,292,071	$3,361,703	$3,169,108	$3,261,627
Average intangible assets:
Goodwill	(1,309,124)	(1,309,804)	(1,299,821)	(1,146,034)	(1,137,441)
Other intangibles	(131,229)	(135,718)	(114,195)	(104,905)	(105,155)
Total average intangibles	(1,440,353)	(1,445,522)	(1,414,016)	(1,250,939)	(1,242,596)
Average tangible common stockholders' equity (non-GAAP)	$1,774,559	$1,846,549	$1,947,687	$1,918,169	$2,019,031

Return on average common equity	10.27%	9.71%	3.28%	8.33%	5.87%
Return on tangible common equity	19.29%	17.99%	6.28%	14.31%	9.98%
Adjusted return on average common equity (non-GAAP)	10.01%	9.92%	8.13%	8.59%	9.27%
Adjusted return on tangible common equity (non-GAAP)	18.81%	18.35%	14.65%	14.74%	15.49%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$142,575	$138,943	$156,813	$128,417	$141,597
Certain noninterest expense items (non-GAAP)
Merger related costs	(35)	(1,422)	(19,133)	(1,886)	(13,591)
Donation to Simmons First Foundation	-	-	(1,738)	-	-
Branch right sizing expense	(1,104)	(1,170)	(292)	(909)	(1,650)
Other real estate and foreclosure expense adjustment	(350)	(168)	(142)	(343)	(576)
Amortization of intangibles adjustment	(4,108)	(4,225)	(4,096)	(3,486)	(3,486)
Adjusted efficiency ratio numerator	$136,978	$131,958	$131,412	$121,793	$122,294

Net interest income	$193,026	$193,585	$185,099	$145,606	$153,081
Noninterest income	44,647	43,023	40,178	42,218	46,601
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,770	6,203	6,096	5,602	5,579
Efficiency ratio denominator	244,443	242,811	231,373	193,426	205,261

Certain noninterest income items (non-GAAP)
Gain on insurance settlement	(4,074)	-	-	-	-
(Gain) loss from early retirement of TruPS	-	365	-	-	-
Gain on sale of intellectual property	-	(750)	-	-	-
Branch right sizing income	-	65	88	-	(2)
(Gain) loss on sale of securities	52	22	150	54	348
Adjusted efficiency ratio denominator	$240,421	$242,513	$231,611	$193,480	$205,607

Efficiency ratio (1)	58.33%	57.22%	67.77%	66.39%	68.98%
Adjusted efficiency ratio (non-GAAP) (1)	56.97%	54.41%	56.74%	62.95%	59.48%

(1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.  Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2) Effective tax rate of 26.135%.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands)
Calculation of Adjusted Net Interest Margin

Net interest income	$193,026	$193,585	$185,099	$145,606	$153,081
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,770	6,203	6,096	5,602	5,579
Fully tax-equivalent net interest income	199,796	199,788	191,195	151,208	158,660

Total accretable yield	(4,473)	(5,834)	(9,898)	(3,703)	(5,758)
Adjusted net interest income	$195,323	$193,954	$181,297	$147,505	$152,902

PPP loan interest income	(103)	$(191)	$(1,648)	$(2,113)	$(5,107)
Net interest income adjusted for PPP loans	$199,693	$199,597	$189,547	$149,095	$153,553

Average earning assets	$23,970,128	$23,745,097	$23,694,648	$22,185,215	$22,029,792
Average PPP loan balance	(11,325)	(18,179)	(43,329)	(89,757)	(172,130)
Average earning assets adjusted for PPP loans	$23,958,803	$23,726,918	$23,651,319	$22,095,458	$21,857,662

Net interest margin	3.31%	3.34%	3.24%	2.76%	2.86%
Net interest margin adjusted for PPP loans	3.31%	3.34%	3.21%	2.74%	2.79%

Calculation of Pre-Provision Net Revenue (PPNR)

Net interest income	$193,026	$193,585	$185,099	$145,606	$153,081
Noninterest income	44,647	43,023	40,178	42,218	46,601
Revenue	237,673	236,608	225,277	187,824	199,682
Less: Gain (loss) on sale of securities	(52)	(22)	(150)	(54)	(348)
Less: Noninterest expense	142,575	138,943	156,813	128,417	141,597
Pre-Provision Net Revenue (PPNR)	$95,150	$97,687	$68,614	$59,461	$58,433

Calculation of Adjusted Pre-Provision Net Revenue

Pre-Provision Net Revenue (PPNR)	$95,150	$97,687	$68,614	$59,461	$58,433
Plus: Loss from early retirement of TruPS	-	365	-	-	-
Less: Gain on sale of intellectual property	-	(750)	-	-	-
Less: Gain on insurance settlement	(4,074)	-	-	-	-
Plus: Donation to Simmons First Foundation	-	-	1,738	-	-
Plus: Merger related costs	35	1,422	19,133	1,886	13,591
Plus: Branch right sizing costs	1,104	1,235	380	909	1,648
Adjusted Pre-Provision Net Revenue	$92,215	$99,959	$89,865	$62,256	$73,672

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2022	2022	2022	2022	2021
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income available to common stockholders	$256,412	$173,152	$92,549	$65,095	$271,109
Certain items (non-GAAP)
Gain on sale of branches	-	-	-	-	(5,316)
(Gain) loss from early retirement of TruPS	365	365	-	-	-
Gain on sale of intellectual property	(750)	(750)	-	-	-
Gain on insurance settlement	(4,074)	-	-	-	-
Donation to Simmons First Foundation	1,738	1,738	1,738	-	-
Merger related costs	22,476	22,441	21,019	1,886	15,911
Branch right sizing (net)	3,628	2,524	1,289	909	(906)
Day 2 CECL provision	33,779	33,779	33,779	-	22,688
Tax effect of certain items (2)	(14,939)	(15,707)	(15,113)	(731)	(8,462)
Adjusted earnings (non-GAAP)	$298,635	$217,542	$135,261	$67,159	$295,024

Average total assets	$26,418,838	$26,162,136	$25,802,982	$24,826,199	$23,492,308

Return on average assets	0.97%	0.88%	0.72%	1.06%	1.15%
Adjusted return on average assets (non-GAAP)	1.13%	1.11%	1.06%	1.10%	1.26%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$256,412	$173,152	$92,549	$65,095	$271,109
Amortization of intangibles, net of taxes	11,756	8,721	5,600	2,575	9,967
Total income available to common stockholders	$268,168	$181,873	$98,149	$67,670	$281,076
Certain items (non-GAAP)
Gain on sale of branches	-	-	-	-	(5,316)
(Gain) loss from early retirement of TruPS	365	365	-	-	-
Gain on sale of intellectual property	(750)	(750)	-	-	-
Gain on insurance settlement	(4,074)	-	-	-	-
Donation to Simmons First Foundation	1,738	1,738	1,738	-	-
Merger related costs	22,476	22,441	21,019	1,886	15,911
Branch right sizing (net)	3,628	2,524	1,289	909	(906)
Day 2 CECL provision	33,779	33,779	33,779	-	22,688
Tax effect of certain items (2)	(14,939)	(15,707)	(15,113)	(731)	(8,462)
Adjusted earnings (non-GAAP)	298,635	217,542	135,261	67,159	295,024
Amortization of intangibles, net of taxes	11,756	8,721	5,600	2,575	9,967
Total adjusted earnings available to common stockholders (non-GAAP)	$310,391	$226,263	$140,861	$69,734	$288,233

Average common stockholders' equity	$3,259,664	$3,274,743	$3,265,935	$3,169,108	$3,071,313
Average intangible assets:
Goodwill	(1,266,762)	(1,252,486)	(1,223,352)	(1,146,034)	(1,090,967)
Other intangibles	(121,622)	(118,385)	(109,575)	(104,905)	(105,820)
Total average intangibles	(1,388,384)	(1,370,871)	(1,332,927)	(1,250,939)	(1,196,787)
Average tangible common stockholders' equity (non-GAAP)	$1,871,280	$1,903,872	$1,933,008	$1,918,169	$1,874,526

Return on average common equity	7.87%	7.07%	5.71%	8.33%	8.83%
Return on tangible common equity	14.33%	12.77%	10.24%	14.31%	14.99%
Adjusted return on average common equity (non-GAAP)	9.16%	8.88%	8.35%	8.59%	9.61%
Adjusted return on tangible common equity (non-GAAP)	16.59%	15.89%	14.70%	14.74%	16.27%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$566,748	$424,173	$285,230	$128,417	$483,589
Certain noninterest expense items (non-GAAP)
Merger related costs	(22,476)	(22,441)	(21,019)	(1,886)	(15,911)
Donation to Simmons First Foundation	(1,738)	(1,738)	(1,738)	-	-
Branch right sizing expense	(3,475)	(2,371)	(1,201)	(909)	537
Other real estate and foreclosure expense adjustment	(1,003)	(653)	(485)	(343)	(2,121)
Amortization of intangibles adjustment	(15,915)	(11,807)	(7,582)	(3,486)	(13,494)
Adjusted efficiency ratio numerator	$522,141	$385,163	$253,205	$121,793	$452,600

Net interest income	$717,316	$524,290	$330,705	$145,606	$591,532
Noninterest income	170,066	125,419	82,396	42,218	191,815
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	24,671	17,901	11,698	5,602	19,231
Efficiency ratio denominator	912,053	667,610	424,799	193,426	802,578

Certain noninterest income items (non-GAAP)
Gain on insurance settlement	(4,074)	-	-	-	-
(Gain) loss from early retirement of TruPS	365	365	-	-	-
Gain on sale of intellectual property	(750)	(750)	-	-	-
Gain on sale of branches	-	-	-	-	(5,316)
Branch right sizing income	153	153	88	-	(369)
(Gain) loss on sale of securities	278	226	204	54	(15,498)
Adjusted efficiency ratio denominator	$908,025	$667,604	$425,091	$193,480	$781,395

Efficiency ratio (1)	62.14%	63.54%	67.14%	66.39%	60.25%
Adjusted efficiency ratio (non-GAAP) (1)	57.50%	57.69%	59.56%	62.95%	57.92%

Calculation of Pre-Provision Net Revenue (PPNR)

Net interest income	$717,316	$524,290	$330,705	$145,606	$591,532
Noninterest income	170,066	125,419	82,396	42,218	191,815
Revenue	887,382	649,709	413,101	187,824	783,347
Less: Gain (loss) on sale of securities	(278)	(226)	(204)	(54)	15,498
Less: Noninterest expense	566,748	424,173	285,230	128,417	483,589
Pre-Provision Net Revenue (PPNR)	$320,912	$225,762	$128,075	$59,461	$284,260

(1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.  Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2) Effective tax rate of 26.135%.